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                                                                     Exhibit 5.1

                                             November 11, 1999




Teltran International Group, Ltd.
One Penn Plaza - Suite 4632
New York, New York 10119

     Re: Registration Statement on Form SB-2 under the Securities Act of 1933
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Ladies and Gentlemen:

     In our capacity as counsel to Teltran International Group, Ltd. (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form SB-2, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 8,965,116 shares (the "Shares") of Common Stock, par value $0.001 per share. Of such number of Shares, 7,381,073 Shares are presently outstanding (the"Outstanding Shares") and 1,584,043 Shares are subject to options, warrants and other agreements (the"Unissued Shares").

     In connection with, and as the basis for, the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

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     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Outstanding Shares are duly and validly authorized and fully paid and non- assessable.

     (3) The Unissued Shares, when duly issued in accordance with the respective agreements to which such Unissued Shares are subject, will be duly and validly authorized and fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                  Very truly yours,


                                           /s/ PARKER DURYEE ROSOFF & HAFT, P.C.